UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

iShares, Inc.

iShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear iShares Shareholder,

Barclays Global Fund Advisors, the adviser to the iShares® Funds, is being acquired by BlackRock, Inc. By now, you should have received a proxy package via e-mail regarding two special shareholder meetings related to the transaction.

Our records show you have not yet voted on the proposals presented for shareholder approval, or, if you own multiple iShares Funds, you have not yet voted all the shares you own.

The Board of Directors of iShares, Inc. and the Board of Trustees of iShares Trust has unanimously approved the proposals and recommends that shareholders vote in favor of each proposal. It is important that every shareholder participates in the governance of their iShares Fund to ensure that their iShares Fund receives enough votes to act on the proposals.

If you did not receive a proxy package, please call 1-866-450-8471 as soon as possible to receive a complete package via email or regular mail. Otherwise, we urge you to vote immediately to avoid further proxy correspondence.

We’ve provided four easy ways to cast your vote:

FASTEST OPTION—Talk to a Live Agent

Call 1-866-450-8471 Monday through Friday 9:30 AM to 12:00 Midnight (ET), Saturday from 10:00 AM to 9:00 PM (ET). Estimated call time is less than three minutes, no matter how many different iShares Funds you own.

Vote Online

Go to www.proxyvote.com (a link is embedded with this email) and enter the control number that appears on each of your proxy cards. The site will give you all further instructions. Note, you may have multiple control numbers to enter.

Vote by Telephone

For touch-tone voting, please refer to your proxy cards for a toll-free number.

Vote by Mail

Complete and sign the proxy cards, then return them in the postage-paid envelope.

Thank you in advance for your participation in this important vote.

THIS IS A REMINDER*

YOU WERE PREVIOUSLY SENT PROXY SOLICITING INFORMATION PERTAINING TO THE ISHARES FUNDS MEETING OF SHAREHOLDERS. ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT RECEIVED YOUR VOTING INSTRUCTION(S) ON THE MATTERS TO BE CONSIDERED AT THIS MEETING.

The relevant supporting documentations can be found at the following Internet site(s):

Reminder Notice

REMINDER LETTER LINK WILL GO HERE

Proxy Statement

http://materials.proxyvote.com/iSHARES/NPS09

This is a NOTIFICATION of the:

ISHARES FUNDS 2009 Special Meeting of Stockholders.

MEETING DATE: November 4, 2009

RECORD DATE: August 25, 2009

CUSIP NUMBER: 464286103

ACCOUNT NUMBER: 3456789012345678901

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

Note: If your E-mail software supports it, you can simply click on the above link.

Internet voting is accepted up to 11:59 pm (ET) the day before the meeting/ cut off date.

Please refer to the proxy materials, available via the link(s) above, to confirm if a cut off date applies to this solicitation. In the event of a discrepancy between information contained in this e-mail and the proxy material, the proxy material will prevail.

To view the documents above, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below:

http://www.adobe.com/products/acrobat/readstep2.html

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is: M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

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